Exhibit 99.1

Amneal Completes Acquisition of Kashiv Specialty Pharmaceuticals

Bridgewater, New Jersey — April 5, 2021 — Amneal Pharmaceuticals, Inc. (the “Company”) (NYSE: AMRX) and Kashiv BioSciences LLC (“Kashiv”) today announced that Amneal Pharmaceuticals LLC (“Amneal”), a subsidiary of the Company, has completed its previously announced acquisition of a 98% interest in Kashiv Specialty Pharmaceuticals, LLC (“Kashiv Specialty”), a wholly-owned subsidiary of Kashiv focused on the development of complex generics, innovative drug delivery platforms and novel 505(b)(2) drugs.

“We are very pleased to announce the completion of this transaction. Through the acquisition of Kashiv Specialty Pharma, Amneal has gained an exciting pipeline of both 505(b)2 branded products and complex generics. Perhaps most importantly, we are adding a team of world class R&D scientists with a proven track record of developing complex generic products (e.g. Yuvafem and EluRyng), as well as a platform of innovative drug delivery technologies. This transaction is just the latest step in making Amneal 2.0 a reality,” said Messrs. Chirag and Chintu Patel, Co-Chief Executive Officers.

About Amneal Pharmaceuticals Inc.

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated pharmaceutical company focused on the development, manufacture and distribution of generic and specialty drug products. The Company has manufacturing operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

The Company has an extensive portfolio of approximately 250 generic medicines and is expanding its portfolio to include complex dosage forms including biosimilars in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system and endocrine disorders. For more information, visit www.amneal.com.

About Kashiv BioSciences, LLC

Founded in 2011, Kashiv is a premier fully integrated specialty biopharmaceutical company offering next-generation drug delivery technologies and an advanced pipeline of oral & biosimilar drugs. To learn more about Kashiv, visit https://kashivbiosciences.com/.

Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including among other things: discussions of future operations; expected operating results and financial performance; impact of planned acquisitions and dispositions; the Company’s strategy for growth; product development; regulatory approvals; market position and expenditures. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: the impact of the COVID-19 pandemic; the impact of global economic conditions; our ability to successfully develop, license, acquire and commercialize new products on a timely basis; our ability to obtain exclusive marketing rights for our products; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth through acquisitions and otherwise; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our dependence on third-party agreements for a portion of our product offerings; our ability to identify and make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Contacts:

Tasos Konidaris

EVP, Chief Financial Officer

invest@amneal.com